ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    LORD ABBETT DEVELOPING GROWTH FUND, INC.


                  LORD  ABBETT   DEVELOPING   GROWTH  FUND,   INC.,  a  Maryland
corporation having its principal office c/o The Prentice-Hall Corporation System, 11 Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                  FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,000,000. The Board of Directors has previously classified and designated 955,000,000 authorized shares as Class A shares, 20,000,000 authorized shares as Class B shares, and 25,000,000 authorized shares as Class C shares.

                  SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies 30,000,000 authorized but unissued Class A shares as Class P shares and another 30,000,000 authorized but unissued Class A shares as Class Y shares, thus leaving 895,000,000 authorized but unissued Class A shares of capital stock.

                  THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class P and Class Y stock shall be invested in the same investment portfolio of the Corporation as the Class A, Class B and Class C stock and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the

Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

                  FOURTH: The Class P and Class Y shares aforesaid have been duly classified by the Board of Directors under the authority contained in the Articles.

                  IN WITNESS WHEREOF, Lord Abbett Developing Growth Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on November ___, 1997.

                                        LORD ABBETT DEVELOPING GROWTH FUND, INC.

                                        By _________________________________
                                            Thomas F. Konop
                                            Vice President


WITNESS:


---------------------------
Paul A. Hilstad
Vice President and Secretary

                  THE UNDERSIGNED, Vice President of LORD ABBETT DEVELOPING GROWTH FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     ---------------------------
                                                        Thomas F. Konop
                                                        Vice President